UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported): June 29, 2007
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN	333-28751	39-1580331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2007, Neenah Foundry Company (“Neenah”) and Neenah’s indirect parent, ACP Holding Company, a Delaware corporation (“ACP”, and together with Neenah, Neenah’s direct parent, NFC Castings, Inc., a Delaware corporation “NFC,” and ACP, the “Company”), entered into a new employment agreement (the “Employment Agreement”) with William M. Barrett in connection with his previously announced transition from President and Chief Executive Officer of the Company to the role of Executive Chairman. The Employment Agreement will replace Mr. Barrett’s prior employment agreement dated October 8, 2003.
The Employment Agreement became effective on July 2, 2007 (the “Effective Date”), which is the date that the Company’s new President and Chief Executive Officer, Robert E. Ostendorf, Jr., commenced employment with the Company. As previously announced, Mr. Barrett will retain his position as Chairman of the Board.
Pursuant to the Employment Agreement, Mr. Barrett’s duties and responsibilities as Executive Chairman will include, among other things, being actively involved in helping to develop corporate strategy, maintaining key relationships with suppliers and investors, and focusing on specific projects and assignments. The Company has agreed to provide Mr. Barrett with a salary of $200,000 per year. Mr. Barrett will also continue to participate in the Company’s 2003 Annual Incentive Plan (the “Plan”) for the fiscal year ending September 30, 2007. Mr. Barrett will not participate in the Plan in subsequent years.
Under the Employment Agreement, if Mr. Barrett is terminated by the Company, other than for “cause” (as defined in the Employment Agreement), prior to the first anniversary of the Effective Date, Mr. Barrett will be entitled to received the salary, any incentives payable under the Plan and certain other executive benefits that he would have received had he remained employed through the first anniversary of the Effective Date.
A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
Neenah also settled a dispute relating to a previously disclosed claim from an investment bank for $3.34 million in fees allegedly arising from Tontine Capital Partners, L.P.’s acquisition of control of the Company in May 2006. Under the terms of the settlement, Neenah will pay the investment bank $1.5 million.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and William M. Barrett

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH FOUNDRY COMPANY
Date: July 2, 2007	/s/ Gary W. LaChey
	Name:	Gary W. LaChey
	Title:	Corporate Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and among Neenah Foundry Company, ACP Holding Company and William M. Barrett

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